Exhibit 24(b)(10):  Consent of Independent Registered Public Accounting Firm

Exhibit 24(b)(10) – Consent of Ernst and Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Post-Effective Amendment No. 32 to the Registration Statement (Form N-4, No. 333-100207) of Separate Account N of ReliaStar Life Insurance Company, and to the use therein of our reports dated (a) April 3, 2020, with respect to the consolidated financial statements of ReliaStar Life Insurance Company and (b) April 21, 2020, with respect to the financial statements of Separate Account N of ReliaStar Life Insurance Company.

/s/ Ernst & Young LLP

Boston, Massachusetts April 21, 2020